Exhibit 99.1

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Eliza Ruggiero

epr@abmac.com

(212) 371-5999

FOR IMMEDIATE RELEASE

August 24, 2020

NN, Inc. Announces Sale of Life Sciences Division for $825 Million

Transaction strengthens NN’s balance sheet by accelerating its ability to de-lever and provides the Company with enhanced financial flexibility to deliver long-term shareholder value through its Power Solutions and Mobile Solutions businesses

Charlotte, N.C., August 24, 2020 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced a definitive agreement under which NN, Inc.’s Life Sciences division will be purchased by affiliates of American Securities LLC for the purpose of being combined with its portfolio company, MW Industries, a provider of highly engineered springs, specialty fasteners, bellows and other precision components.

Under the terms of the transaction, the Life Sciences division will be purchased for $825 million, including $755 million (subject to customary adjustments) in cash payable at closing of the transaction and an additional $70 million earnout payable in cash based on the 2022 performance of the Life Sciences division. The transaction is expected to be completed in the fourth quarter of 2020, subject to customary closing conditions. Following the close of the transaction, the Life Sciences division will combine with MW Industries.

NN plans to use the estimated $700 million in net proceeds from the sale to further pay down its debt and strengthen its balance sheet, providing the Company with greater ability to continue to navigate the macroeconomic and business challenges related to COVID-19. NN expects to reduce its net leverage from approximately 6.1x to approximately 1.8x post transaction close, reflecting a pro forma debt to capital ratio of approximately 35%, down from 75%.

The sale of Life Sciences furthers NN’s efforts to strengthen its balance sheet and create greater financial flexibility in order to drive improved performance and enhance shareholder value over the long term. It follows a comprehensive review of NN’s businesses initiated by the Company in November 2019, whereby NN evaluated a broad range of operational, financial and strategic alternatives to reduce leverage and enhance shareholder value. These options included further cost savings and cash generation initiatives, capital allocation opportunities, and the sale of NN, Inc. or one or more of its businesses.

Warren Veltman, President and CEO, commented, “Our businesses all have unique characteristics with opportunities to deliver innovative technology and engineered solutions to our customers in attractive and diverse end markets. This is a pivotal moment for NN as the sale of Life Sciences provides us with a clear, expedient and certain path to obtain the necessary capital to significantly reduce our debt and continue to execute on our Power Solutions and Mobile Solutions businesses where we see strong potential to grow and generate value for our shareholders. The resulting diversified industrial platform has a strong combined growth trajectory, with the ability to capitalize on key growth areas in its end markets as global market conditions improve and demand returns to more normalized levels.”

Tom DeByle, Senior Vice President and Chief Financial Officer, added, “Our ability to grow and generate increased value for shareholders is greatly enhanced with an improved balance sheet, particularly in light of the continued challenging environment related to the COVID-19 pandemic. By reducing our net leverage, we’ll have greater financial flexibility and a solid foundation from which to grow with valuable assets, skilled employees and a global footprint to pursue growth opportunities that enable strong operating performance, margin improvements and increased free cash flow over the long term.”

Mr. Veltman continued, “The Board appointed new leadership about a year ago to help guide the Company through an extensive strategic evaluation of our business, a process that began late last year. While the COVID-19 global pandemic created challenges during the process, we are confident that after a comprehensive review process, this transaction offers the right partner for Life Sciences and fair value for the business. The combination with MW Industries will help Life Sciences accelerate growth and innovation across global markets, and position the business for long-term value creation and success to the benefit of all its stakeholders.”

Following the sale of Life Sciences, NN will be a diversified industrial platform with a growth trajectory of approximately $600 million in annual sales over the next five years. The Company intends to leverage the synergistic offerings between Power Solutions and Mobile Solutions to achieve incremental growth within its diverse end markets, including the growing electric vehicle space, which provides a unique opportunity for the businesses to enhance their existing applications in both vehicles and charging stations. NN also has a significant opportunity to utilize the existing global footprint of Mobile Solutions to meaningfully expand the geographic reach of Power Solutions. With a leaner overhead structure, NN will continue to prioritize margin enhancement initiatives and aggressively identify significant cost reductions and cash flow improvements, including through facility consolidation and reduced SG&A costs.

Mr. Veltman concluded, “This is a significant and exciting transformation for our Company. Looking ahead, our Power Solutions and Mobile Solutions businesses are highly complementary, serve attractive, high-growth markets and have demonstrated positive signs of growth and resilience amid challenging market conditions. With these strong fundamentals, coupled with a stronger and leaner financial structure, we believe we are well-positioned as a diversified, global industrial platform to continue pursuing avenues of strategic growth in electric vehicles, aerospace and defense, and other dynamic markets.”

Conference Call & Supplemental Deck

NN will host a conference call to discuss the transaction on Monday, August 24, 2020 at 8:30 a.m. ET. The call and a supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 866-548-4713 in the U.S., or +1 323-794-2093 internationally, conference ID: 8033277. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 30 days. The replay along with presentation materials relating to the transaction will be available under the investor relations section of NN’s website.

Advisors

J.P. Morgan served as NN’s financial advisor and Simpson Thacher & Bartlett LLP served as its legal advisor on the transaction and during the strategic review process.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 48 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

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